                                                                   Exhibit 10.27

                               REVOLVING CREDIT
                           LOAN & SECURITY AGREEMENT
                           (ACCOUNTS AND INVENTORY)



OBLIGOR #                NOTE#          AGREEMENT DATE
                                        August 4,1997

CREDIT LIMIT               INTEREST RATE                    OFFICER NO./INITIALS
$5,000,000                 B + 0.00%                        487O3 Mary Beth Suhr
                           8.50%


     THIS AGREEMENT is entered into on August 4, 1997, between Comerica Bank-California ("Bank") as secured party, whose Headquarter Office is 333 West Santa Clara Street, San Jose, California and Pointcast Incorporated ("Borrower"), a California corporation whose sole place of business (if it has only one), chief executive office (if it has more than one place of business) or residence (if an individual) is located at 501 Macara Avenue, Sunnyvale, California.

The parties agree as follows:

1.   DEFINITIONS.
     -----------

     1.1 "Agreement" as used in this Agreement means and includes this Revolving Credit Loan & Security Agreement (Accounts and Inventory), any concurrent or subsequent rider to this Revolving Credit Loan & Security Agreement (Accounts and Inventory) and any extensions, supplements, amendments or modifications to this Revolving Credit Loan & Security Agreement (Accounts and Inventory) and to any such rider.

     1.2 "Bank Expenses" as used in this Agreement means and includes: all reasonable costs or expenses required to be paid by Borrower under this Agreement which are paid or advanced by Bank; taxes and insurance premiums of every nature and kind of Borrower paid by Bank; filing, recording, publication and search fees, appraiser fees, auditor fees and costs, and title insurance premiums paid or incurred by Bank in connection with Bank's transactions with Borrower; costs and expenses incurred by Bank in collecting the Receivables (with or without suit) to correct any default or enforce any provision of this Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, disposing of, preparing for sale and/or advertising to sell the Collateral, whether or not a sale is consummated; costs and expenses of suit incurred by Bank in enforcing or defending this Agreement or any portion hereof, including, but not limited to, expenses incurred by Bank in attempting to obtain relief from any stay, restraining order, injunction or similar process which prohibits Bank from exercising any of its rights or remedies; and reasonable attorneys' fees and expenses incurred by Bank in advising, structuring, drafting, reviewing, amending, terminating, enforcing, defending or concerning this Agreement, or any portion hereof or any agreement related hereto, whether or not suit is brought. Bank Expenses shall include Bank's in-house legal charges at reasonable rates.

     1.3 "Base Rate" as used in this Agreement means that variable rate of interest so announced by Bank at its headquarters office in San Jose, California as its "Base Rate" from time to time and which serves as a basis upon which effective rates of interest are calculated for those loans making reference thereto.

                               REVOLVING CREDIT
                           LOAN & SECURITY AGREEMENT
                            (Accounts & Inventory)

     1.4 "Borrower's Books" as used in this Agreement means and includes all of the Borrower's books and records including but not limited to: minute books; ledgers; records indicating, summarizing or evidencing Borrower's assets, liabilities, Receivables, business operations or financial conditions, and all information relating thereto, computer programs; computer disk or tape files; computer printouts; computer runs; and other computer prepared information and equipment of any kind.

     1.5 "Borrowing Base" as used in this Agreement means the greater of (i) $2,000,000, or (ii) the sum of (1) eighty percent (80%) of the net amount of Eligible Accounts after deducting therefrom all payments, adjustments and credits applicable thereto ("Accounts Receivable Borrowing Base"); and (2) the amount, if any, of the advances against Inventory agreed to be made pursuant to any Inventory Rider ("Inventory Borrowing Base"), or other, rider, amendment or modification to this Agreement, that may now or hereafter be entered into by Bank and Borrower.

     1.6 "Cash Flow" as used in this Agreement means, for any applicable period of determination, the Net Income (after deduction for income taxes and other taxes of such person determined by reference to income or profits of such person) for such period, plus, to the extent deducted in computation of such Net Income, the amount of depreciation and amortization expenses and the amount of deferred tax liability during such period, all as determined in accordance with GAAP.

     1.7 "Collateral" as used in this Agreement means and includes each and all of the following: the Receivables; the Intangibles; the negotiable collateral, the Inventory; all money, deposit accounts and all other assets of Borrower in which Bank receives a security interest or which hereafter come into the possession, custody or control of Bank; and the proceeds of any of the foregoing, including, but not limited to, proceeds of insurance covering the collateral and any and all Receivables, Intangibles, negotiable collateral, Inventory, equipment, money, deposit accounts or other tangible and intangible property of borrower resulting from the sale or other disposition of the collateral, and the proceeds thereof. Notwithstanding anything to the contrary contained herein, collateral shall not include (i) any waste or other materials which have been or may be designated as toxic or hazardous by Bank (ii) any equipment or other fixed assets of the Borrower leased from or financed by third parties to the extent the contracts evidencing such lease or financing prohibit the granting by Borrower of any security interest therein, provided such equipment shall automatically be included in the Collateral upon the termination of such contracts or the consent to such security interest by such third party. Notwithstanding the foregoing, the term "Collateral" shall not include any general intangibles or rights under licenses or other contracts of Borrower (whether owned or held as licensee or lessee, or otherwise) to the extent that
(i) such general intangibles or rights under licenses or other contracts are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that such restriction shall be enforceable under applicable law) without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained: provided, however, that the foregoing grant of security interest shall extend to, and the term "Collateral" shall include, (A) any general intangible which is an account or a proceed of, or otherwise related to the

                               REVOLVING CREDIT
                           LOAN & SECURITY AGREEMENT
                            (Accounts & Inventory)

enforcement or collection of, any account or goods which are the subject of any account, and (B) any and all proceeds of any general intangibles which are otherwise excluded to the extent that the assignment or encumbrance of such proceeds is not so restricted, and (C) upon obtaining the consent of any such licensor, lessor or other applicable party with respect to any such otherwise excluded general intangibles, such general intangibles as well as any and all proceeds thereof that might theretofore have been excluded from such grant of a security interest and the term "Collateral".

     1.8 "Credit" as used in this Agreement means all Obligations, except those obligations arising pursuant to any other separate contract, instrument, note, or other separate agreement which, by its terms, provides for a specified interest rate and term.

     1.9 "Current Assets" as used in this Agreement means, as of any applicable date of determination, all cash, non-affiliated customer receivables, United States government securities, claims against the United States government, and inventories.

     1.10 "Current Liabilities" as used in this Agreement means, as of any applicable date of determination (i) all liabilities of a person that should be classified as current in accordance with GAAP, including without limitation any portion of the principal of the Indebtedness classified as current, plus (ii) to the extent not otherwise included, all liabilities of the Borrower to any of its affiliates whether or not classified as current in accordance with GAAP.

     1.11 "Daily Balance" as used in this Agreement means the amount determined by taking the amount of the Credit owed at the beginning of a given day, adding any new Credit advanced or incurred on such date, and subtracting any payments or collections which are deemed to be paid and are applied by Bank in reduction of the Credit on that date under the provisions of this Agreement.

     1.12 "Eligible Accounts" as used in this Agreement means and includes those accounts of Borrower which are due an payable within thirty (30) days, or less, from the date of invoice, have been validly assigned to Bank and strictly comply with all of Borrower's warranties and representations to Bank; but Eligible Accounts shall not include the following: (a) accounts with respect to which the account debtor is an officer, employee, partner, or joint venturer of Borrower;
(b) accounts with respect to which goods are placed on consignment, guaranteed sale or other terms by reason of which the payment by the account debtor may be conditional; (c) accounts with respect to which the account debtor is not a resident of the United States; (d) accounts with respect to which the account debtor is the United States or any department, agency or instrumentality of the United States; (e) accounts with respect to which the account debtor is any State of the United States or any city, county, town municipality or division thereof, (f) accounts with respect to which the account debtor is a subsidiary of, related to, affiliated or has common shareholders, officers or directors with Borrower; (g) accounts with respect to which Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower; (h) accounts not paid by an account debtor within one hundred twenty (120) days from the date of the invoice; (i) accounts with respect to which account debtors dispute liability or make any

                               REVOLVING CREDIT
                           LOAN & SECURITY AGREEMENT
                            (Accounts & Inventory)

claim, or have any defense, crossclaim, counterclaim, or offset; (j) accounts with respect to which any Insolvency Proceeding is filed by or against the account debtor, or if an account debtor becomes insolvent, fails or goes out of business; and (k) accounts owed by any single account debtor which exceed twenty percent (20%) of all of the Eligible Accounts; and (l) accounts with a particular account debtor on which over twenty-five percent (25%) of the aggregate amount owing is greater than one hundred twenty (120) days from the date of the invoice.

     1.13 "Event of Default" as used in this Agreement means those events described in Section 7 contained herein below.

     1.14 "Fixed Charges" as used in this Agreement means and includes, for any applicable period of determination, the sum, without duplication, of (a) all interest paid or payable during such period by a person on debt of such person, plus (b) all payments of principal or other sums paid or payable during such period by such person with respect to debt of such person having a final maturity more than one year from the date of creation of such debt, plus (c) all debt discount and expense amortized or required to be amortized during such period by such person, plus (d) the maximum amount of all rents and other payments paid or required to be paid by such person during such period under any lease or other contract or arrangement providing for use of real or person property in respect of which such person is obligated as a lessee, use or obligor, plus (e) all dividends and other distributions paid or payable by such person or otherwise accumulating during such period on any capital stock of such person, plus (f) all loans or other advances made by such person during such period to any Affiliate of such person.

     1.15 "GAAP" as used in this Agreement means as of any applicable period, generally accepted accounting principles in effect during such period.

     1.16 "Insolvency Proceeding" as used in this Agreement means and includes any proceeding or case commenced by or against the Borrower, or any guarantor of Borrower's Obligations, or any borrower's account debtors, under any provisions of the Bankruptcy Code, as amended, or any other bankruptcy or insolvency law, including but not limited to assignments for the benefit of creditors, formal or informal moratoriums, composition or extensions with some or all creditors, any proceeding seeking reorganization, arrangement or any other relief under the Bankruptcy code, as amended, or any other bankruptcy or insolvency law.

     1.17 "Intangibles" as used in this Agreement means and includes all borrower's present and future general Intangibles and other personal property (including, without limitation, any and all rights in any legal proceeding, goodwill, patents, trade names, copyrights, trademarks, blueprints, drawings, purchase orders, computer programs, computer disks, computer tapes, literature, reports, catalogs and deposit accounts) other than goods and Receivables, as well as Borrower's Books relating to any of the foregoing.

     1.18 "Inventory" as used in this Agreement means and includes all present and future inventory in which Borrower has any interest, including, but not limited to, goods held

                               REVOLVING CREDIT
                           LOAN & SECURITY AGREEMENT
                            (Accounts & Inventory)

by Borrower for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, advertising, materials and packing and shipping materials, wherever located and any documents of title representing any of the above, and any equipment, fixtures or other property used in the storing moving preserving, identifying, accounting for and shipping or preparing for the shipping of inventory, and any and all other items hereafter acquired by Borrower by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and the resulting product or mass, and any documents of title respecting any of the above.

     1.19 "Net Income" as used in this Agreement means the net income (or loss) of a person for any period determined in accordance with GAAP but excluding in any event:

          a. any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account on any excluded losses; and

          b. in the case of the Borrower, net earnings of any Person in which Borrower has an ownership interest, unless such net earnings shall have actually been received by Borrower in the form of cash distributions.

     1.20 "Judicial Officer or Assignee" as used in this Agreement means and includes any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other person or entity having powers or duties like or similar to the powers and duties of trustee, receiver, controller, custodian or assignee for the benefit of creditors.

     1.21 "Obligations" as used in this Agreement means and includes any and all loans, advances, overdrafts, debts, liabilities (including, without limitation, any and all amounts Charged to Borrower's account pursuant to any agreement authorizing Bank to charge Borrower's account), obligations, lease payments, guaranties, covenants and duties owing by Borrower to Bank of any kind and description whether advanced pursuant to or evidenced by this Agreement; by any note or other instrument; or by any other agreement between Bank and Borrower and whether or not for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including, without limitation, any debt, liability or obligation owing from Borrower to others which Bank may have obtained by assignment, participation, purchase or otherwise, and further including, without limitation, all interest not paid when due and all Bank Expenses which Borrower is required to pay or reimburse by this Agreement, by law, or otherwise.

     1.22 "Person" or "person" as used in this Agreement means and includes any individual, corporation, partnership, joint venture, association, trust unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.

     1.23 "Receivables" as used in this Agreement means and includes all presently existing and hereafter arising accounts, instruments, documents, chattel paper, general

                               REVOLVING CREDIT
                           LOAN & SECURITY AGREEMENT
                            (Accounts & Inventory)

intangibles, all other forms of obligations owing to Borrower, all of Borrower's rights in, to and under all purchase orders heretofore or hereafter received, all moneys due to Borrower under all contracts or agreements (whether or not yet earned or due), all merchandise returned to or reclaimed by Borrower and the Borrower's books (except minutes books) relating to any of the foregoing.

     1.24 "Subordinated Debt" as used in this Agreement means indebtedness of the Borrower to third parties which has been subordinated to the Obligations pursuant to a subordination agreement in form and content reasonably satisfactory to the Bank.

     1.25 "Tangible Effective Net Worth" as used in the Agreement means net worth as determined in accordance with GAAP consistently applied, increased by Subordinated Debt, if any, and decreased by the following: patents, licenses, goodwill, subscription lists, organization expenses, trade receivables converted to notes, money due from affiliates (including officers, directors, subsidiaries and commonly held companies).

     1.26 "Tangible Net Worth" as used in the Agreement means, as of any applicable date of determination, the excess of

          a. the net book value of all assets of a person (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill, and similar tangible assets) after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), over

          b.   all Total Liabilities of such person.

     1.27 "Total Liabilities" as used in this Agreement means the total of all items of indebtedness, obligation or liability which, in accordance with GAAP consistently applied, would be included in determining the total liabilities of the Borrower as of the date Total Liabilities is to be determined, including without limitation (a) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired, whether or not the obligations secured thereby shall have been assumed; (b) all obligations which are capitalized lease obligations; and (c) all guaranties, endorsements or other contingent or surety obligations with respect to the indebtedness of others, whether or not reflected on the balance sheets of the Borrower, including any obligation to furnish funds, directly or indirectly through the purchase of goods, supplies, services, or by way of stock purchase, capital contribution, advance or loan or any obligation to enter into a contract for any of the following.

     1.28 "Working Capital" as used in this Agreement means, as of any applicable date of determination, Current Assets less Current Liabilities.


     1.29 Any and all terms used in this Agreement shall be construed and defined in accordance with the meaning and definition of such terms under and pursuant to the California Uniform Commercial Code (hereinafter referred to as the "Code") as amended.

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

                               REVOLVING CREDIT
                           LOAN & SECURITY AGREEMENT
                            (Accounts & Inventory)


2.   LOAN AND TERMS OF PAYMENTS.
     --------------------------

     For value received, Borrower promises to pay to the order of Bank such amount, as provided for below, together with interest, as provided for below.

     2.1 Upon the request of Borrower, made at any time and from time to time during the term hereof, and so long as no Event of Default has occurred, Bank shall lend to Borrower an amount equal to the Borrowing Base; provided, however, that in no event shall Bank be obligated to make advances to Borrower under this
Section 2.1 whenever the Daily Balance exceeds, at any time, either the Borrowing Base or the sum of Five Million and no/100 Dollars ($5,000,000), such amount being referred to herein as an "Overadvance".

     2.2 Except as hereinbelow provided, the Credit shall bear interest, on the Daily Balance owing, at a rate of no (0.00) percentage points per annum above the Base Rate (the "Rate"). The Credit shall bear interest, from and after the occurrence of an Event of Default and without constituting a waiver of any such Event of Default, on the Daily Balance owing, at a rate of three (3) percentage points per annum above the Rate. All interest chargeable under this Agreement that is based upon a per annum calculation shall be computed on the basis of a three hundred sixty (360) day year for actual days elapsed.

          The Base Rate as of the date of this Agreement is eight and 500/1000 percent (8.50%) per annum. In the event that the Base Rate announced is, from time to time hereafter changed, adjustment in the Rate shall be made and based on the Base Rate in effect on the date of such change. The Rate, as adjusted, shall apply to the Credit until the Base Rate is adjusted again. All interest payable by Borrower under the Credit shall be due and payable on the first day of each calendar month during the term of the Agreement and Bank may, at its option, elect to treat such interest and any and all Bank Expenses as advances under the Credit, which amounts shall thereupon constitute Obligations and shall thereafter accrue interest at the rate applicable to the Credit under the terms of the Agreement.

3.   TERM.
     ----

     3.1 This Agreement shall remain in full force and effect until March 31, 1999, or until terminated by notice by Borrower. Notice of such termination by Borrower shall be effectuated by providing Bank written notice not less than three (3) days prior to the effective date of such termination, addressed to the Bank at the address set forth herein and the termination shall be effective as of the date so fixed in such notice. Notwithstanding the foregoing, while an Event of Default is continuing, Bank may terminate this Agreement at any time without notice. Notwithstanding the foregoing, should either Bank or Borrower become insolvent or unable to meet its debts as they mature, or fail, suspend, or go out of business, the other party shall have the right to terminate this Agreement at any time without notice. On the date of termination all Obligations shall become immediately due and payable without notice or demand; no notice of termination by Borrower shall be effective until Borrower shall have paid all Obligations (other than inchoate indemnity obligations) to Bank in full. Notwithstanding termination, until all Obligations (other than inchoate indemnity obligations) have been fully satisfied, Bank shall retain its security interest in all existing

                                REVOLVING CREDIT
                           LOAN & SECURITY AGREEMENT
                             (Accounts & Inventory)


Collateral and Collateral arising thereafter, and Borrower shall continue to perform all of its Obligations.

     3.2 After termination and when Bank has received payment in full of Borrower's Obligations to Bank, Bank shall reassign to Borrower all Collateral held by Bank, and shall execute a termination of all security agreements and security interests given by Borrower to Bank, upon the execution and delivery of mutual general releases.

4.   CREATION OF SECURITY INTEREST.
     -----------------------------

     4.1 Borrower hereby grants to Bank a continuing security interest in all presently existing and hereafter arising Collateral in order to secure prompt repayment of any and all Obligations owed by Borrower to Bank and in order to secure prompt performance by Borrower of each and all of its covenants and Obligations under the Agreement and otherwise created. Bank's security interest in the Collateral shall attach to all Collateral without further act on the part of Bank or Borrower. In the event that any Collateral, including proceeds, is evidenced by or consists of a letter of credit, advice of credit, instrument, money, negotiable documents, chattel paper or similar property (collectively "Negotiable Collateral"), Borrower shall, immediately upon receipt thereof, endorse and assign such Negotiable Collateral over to Bank and deliver actual physical possession of the Negotiable Collateral to Bank.

     4.2 Bank's security interest in Receivables shall attach to all Receivables without further act on the part of Bank or Borrower. Upon request from Bank, Borrower shall provide Bank with schedules describing all Receivables created or acquired by Borrower (including without limitation agings listing the names and addresses of, and amounts owing by date by account debtors), provided, however, Borrower's failure to execute and deliver such schedules shall not affect or limit Bank's security interest and other rights in and to the Receivables. Together with each schedule, Borrower shall furnish Bank with copies of Borrower's customers' invoices or the equivalent, and original shipping or delivery receipts for all merchandise sold, and Borrower warrants the genuineness thereof. Upon the occurrence and during the continuance of an Event of Default, Bank or Bank's designee may notify customers or account debtors of collection costs and expenses to Borrower's account but, unless and until Bank does so or gives Borrower other written instructions, Borrower shall collect all Receivables for Bank, receive in trust all payments thereon as Bank's trustee, and, if so requested to do so from Bank, Borrower shall immediately deliver said payments to Bank in their original form as received from the account debtor and all letters of credit, advices of credit, instruments, documents, chattel paper or any similar property evidencing or constituting Collateral. The receipt of any check or other item of payment by Bank shall not be considered a payment on account until such check is honored when presented for payment.

     4.3 Bank's security interest in Inventory shall attach to all Inventory without further act on the part of Bank or Borrower. Upon Bank's request following the occurrence and during the continuance of an Event of Default Borrower will from time to time at Borrower's expense pledge, assemble and deliver such Inventory to Bank or to a third party

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

                               REVOLVING CREDIT
                           LOAN & SECURITY AGREEMENT
                            (Accounts & Inventory)

as Bank's bailee; or hold the same in trust for Bank's account or store the same in a warehouse in Bank's name; or deliver to Bank documents of title representing said Inventory; or evidence of Bank's security interest in some other manner acceptable to Bank.

     4.4 Borrower shall execute and deliver to Bank concurrently with Borrower's execution of this Agreement, and at any time or times hereafter at the request of Bank, all financing statements, continuation financing statements, security agreements, mortgages, assignments, certificates of title, affidavits, reports, notices, schedules of accounts, letters of authority and all other documents that Bank may request, in form satisfactory to Bank, to perfect and maintain perfected Bank's security interest in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement. Effective upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably makes, constitutes and appoints Bank (and any of Bank's officers, employees or agents designated by Bank) as Borrower's true and lawful attorney-in-fact with owner to sign the name of Borrower on any financing statements, continuation financing statements, security agreement, mortgage, assignment, certificate of title, affidavit, letter of authority, notice of other similar documents which must be executed and/or filed in order to perfect or continue perfected Bank's security interest in the Collateral.

     Borrower shall make appropriate entries in Borrower's Books disclosing Bank's security interest in the Receivables. Bank (through any of its officers, employees or agents) all have the right at any time or times hereafter during Borrower's usual business hours, or during the usual business hours of any third party having control over the records of Borrower, to inspect and verify Borrower's Books in order to verify the amount or condition of, or any other matter, relating to, said Collateral and Borrower's financial condition.

     4.5 Effective only while an Event of Default is continuing, Borrower appoints Bank or any other person whom Bank may designate as Borrower's attorney-in-fact, with power to endorse Borrower's name on any checks, notes, acceptances, money order, drafts or other forms of payment or security that may come into Bank's possession; to sign Borrower's name on any invoice or bill of lading relating to any Receivables, on drafts against account debtors, on schedules and assignments of Receivables, on verifications of Receivables and on notices to account debtors; to establish a lock box arrangement and/or to notify the post office authorities to change the address for delivery of Borrower's mail addressed to Borrower to an address designated by Bank, to receive and open all mail addressed to Borrower, and to retain all mail related to the Collateral and forward all other mail to Borrower; to send, whether in writing or by telephone, requests for verification of Receivables; and to do all things necessary to carry out this Agreement. Borrower ratifies and approves all acts of the attorney-in-fact. Neither Bank nor its attorney-in-fact will be liable for any acts or omissions or for any error of judgement or mistake of fact or law. This power being coupled with an interest, is irrevocable so long as any Receivables in which Bank has a security interest remain unpaid and until the Obligations have been fully satisfied.

     4.6 Effective only while an Event of Default is continuing, in order to protect or prefect any security interest which Borrower is granted hereunder, Borrower may, in its sole discretion, discharge any lien or encumbrance or bond the same, pay any insurance, maintain

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                               REVOLVING CREDIT
                           LOAN & SECURITY AGREEMENT
                            (Accounts & Inventory)

guards, warehousemen, or any personnel to protect the Collateral, pay any service bureau, or, obtain any records, and all costs for the same shall be added to the Obligations and shall be payable on demand.

     4.7 Borrower agrees that Bank may provide information relating to this Agreement or relating to Borrower to Bank's parent, affiliates, subsidiaries and services providers.

     Notwithstanding any provision of this Agreement to the contrary, prior to the occurrence of an Event of Default, Borrower shall not be required to disclose, permit inspection, examination, copying or making extracts of, or discuss, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, or (ii) the disclosure of which to Bank, or their designated representative, is then prohibited by (a) law, or (b) an agreement binding on the Borrower that was not entered into by the Borrower for the primary purpose of concealing information from the Bank.

     In handling any confidential information Bank and all employees and agents of Bank, including but not limited to accountants, shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower,
(ii) to prospective transferees or purchasers of any interest in the Obligations, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

5.   CONDITIONS PRECEDENT.
     --------------------

     5.1 Conditions precedent to the making of the loans and the extension of the financial accommodations hereunder, Borrower shall execute, or cause to be executed, and deliver to Bank, in form and substance satisfactory to Bank and its counsel, the following:

          a.   This Agreement and other documents required by Bank;

          b. Financing statements (Form UCC-1) in form satisfactory to Bank for filing and recording with the appropriate governmental authorities;

          c. If Borrower is a corporation, the certified extracts from the minutes of the meeting of its board of directors, authorizing the borrowings and the granting of the

                               REVOLVING CREDIT
                           LOAN & SECURITY AGREEMENT
                            (Accounts & Inventory)

security interest provided for herein and authorizing specific officers to execute and deliver the agreements provided for herein;

          d. If Borrower is a corporation, then a certificate of good standing showing that Borrower is in good standing under the laws of the state of its incorporation and certificates indicating that Borrower is qualified to transact business and is in good standing in any other state in which it conducts business where the failure to be so qualified could reasonably be expected to have a material adverse effect;

          e. If Borrower is a partnership, then a copy of Borrower's partnership agreement certified by each general partner of Borrower;

          f. UCC searches, tax lien and litigation searches, fictitious business statement filings, insurance certificates, notices or other similar documents which Bank may require and in such form as Bank may require, in order to reflect, perfect or protect Bank's first priority security interest in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement;

          g. Evidence that Borrower has obtained insurance and acceptable endorsements; and

          h.   Warranties and representations of officers.

6.   WARRANTIES REPRESENTATIONS AND COVENANTS.

     ----------------------------------------

     6.1 If so requested by Bank, Borrower shall, at such intervals designated by Bank, during the term hereof execute and deliver a Report of Accounts Receivable or similar report, in form customarily used by Bank. Borrower's Borrowing Base at all times pertinent hereto shall not be less than the advances made hereunder. Bank shall have the right to recompute Borrower's Borrowing Base in conformity with this Agreement.

     6.2 If any warranty is breached as to any account, or any account is not paid in full by an account debtor within ninety (90) days from the date of invoice, or an account debtor disputes liability or makes any claim with respect thereto, or a petition in bankruptcy or other application for relief under the Bankruptcy Code or any other insolvency law is filed by or against an account debtor, or an account debtor makes an assignment for the benefit of creditors, becomes insolvent, fails or goes out of business, then Bank may deem ineligible any and all accounts owing by that account debtor, and reduce Borrower's Borrowing Base by the amount thereof. Bank may retain its security interest in all Receivables and accounts, whether eligible or ineligible, until all Obligations (other than inchoate indemnity obligations) have been fully paid and satisfied. Returns and allowances, if any, as between Borrower and its customers, will be on the same basis and in accordance with the usual customary practices of the Borrower, as they exist at this time. After the occurrence of an Event of Default and during the continuance thereof, Borrower hereunder, no discount, credit or allowance shall be granted to any account debtor by Borrower and no return of merchandise shall be accepted by Borrower without Bank's consent. Bank may, after default by Borrower, settle or adjust

                               REVOLVING CREDIT
                           LOAN & SECURITY AGREEMENT
                            (Accounts & Inventory)

disputes and claims directly with account debtors for amounts and upon terms which Bank considers advisable, and in such cases Bank will credit Borrower's account with only the net amounts received by Bank in payment of the accounts, after deducting all Bank Expenses in connection therewith.

     6.3  Borrower warrants, represents, covenants and agrees that:

          a. Borrower has good and marketable title to the Collateral. Bank has and shall continue to have a first priority perfected security interest in and to the Collateral. The Collateral shall at all times remain free and clear of all liens, encumbrances and security interests (a "Lien") (except those in favor of Bank except for Permitted Liens). "Permitted Liens" shall mean (i) the Lien in favor of Bank, (ii) any Liens existing on the date of this Agreement and disclosed to Bank prior to signing this Loan and Security Agreement, (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and as to which adequate reserves are maintained on Borrower's Books in accordance with GAAP, provided the same have no priority over any of Bank's security interests;
(iv) Liens (a) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (b) existing on such equipment at the time of its acquisition, provided that
                                                                  --------
the Lien is confined solely to the property so acquired and improvements thereon, accessions and additions thereto, replacements and proceeds thereof;
(v) leases or subleases and licenses or sublicenses granted to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower, and any interest or title of a lessor, licensor or under any lease or license provided that such leases, subleases, licenses and sublicenses do not prohibit the grant of a security interest to Bank; (vi) easements, reservations rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property; (vii) workman's courier's or materialmen's Liens or other similar statutory or common law Liens incurred in the ordinary course of Borrower's business; (viii) Liens that are not prior to the Lien of Bank which constitute rights of set-off of a customary nature or bankers' Liens with respect to amounts of deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business; (ix) earn-out and royalty obligations existing on the date hereof or entered into in connection with an acquisition permitted by this addendum.

          b. All accounts are and will, at all times pertinent hereto, be bona fide existing obligations created by the sale and delivery of merchandise or the rendition of services to account debtors in the ordinary course of business, free of liens, claims, encumbrances and security interests (except as held by Bank and except as may be consented to, in writing, by Bank) and are unconditionally owed to Borrower without defenses, disputes, offsets, counterclaims, rights of return or cancellation, except in the ordinary course of business, and Borrower shall have received no notice of actual or imminent bankruptcy or insolvency of any account debtor at the time an account due from such account debtor is included in the Borrowing Base.

                               REVOLVING CREDIT
                           LOAN & SECURITY AGREEMENT
                            (Accounts & Inventory)

          c. At the time an account is included as an Eligible Receivable, all property giving rise to such account shall have been delivered to the account debtor or to the agent for the account debtor for immediate shipment to, and unconditional acceptance by, the account debtor. Borrower shall deliver to Bank, as Bank may from time to time require, delivery receipts, customer's purchase orders, shipping instruction, bills of lading and any other evidence of shipping arrangements. Absent such a request by Bank, copies of all such documentation shall be held by Borrower as custodian of Bank.

     6.4 At the time an eligible account is included as an Eligible Receivable, all such eligible accounts will be due and payable on terms set forth in Section 1.12, or on such other terms approved in writing by Bank in advance of the creation of such accounts and which are expressly set forth on the face of all invoices, copies of which shall be held by Borrower as custodian for Bank, and no such eligible account will then be past due.

     6.5  a.   Borrower, immediately upon demand by Bank therefor, shall now and from time to time hereafter, at such intervals as are requested by Bank, deliver to Bank, designations of Inventory specifying Borrower's cost of Inventory, the wholesale market value thereof and such other matters and information relating to the Inventory as Bank may request;

          b. All of the Inventory is and shall remain free from all purchase money or other security interests, liens or encumbrances, except as held by Bank, other than Permitted Liens.

          c. Borrower does now keep and hereafter at all times shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory, its cost therefor and selling price thereof, and the daily withdrawals therefrom and additions thereto, all of which records shall be available upon demand to any of Bank's officers, agents and employees for inspection and copying.

          d. All Inventory, now and hereafter at all times, shall be new Inventory of good and merchantable quality free from material defects.

          e. Inventory is not now and shall not at any time or times hereafter be located or stored with a bailee, warehouseman or other third party without Bank's prior written consent, and, in such event, Borrower will concurrently therewith cause any such bailee, warehouseman or other third party to issue and deliver to Bank, in a form acceptable to Bank, warehouse receipts in Bank's name evidencing the storage of Inventory or other evidence of Bank's prior rights in the Inventory. In any event, Bank shall instruct any third party to hold all such Inventory for Bank's account subject to Borrower's security interests and its instructions; and

          f. Bank shall have the right upon demand now and/or at all times hereafter, during Borrower's usual business hours, to inspect and examine the Inventory and to check and test the same as to quality, quantity, value and condition and Borrower agrees to reimburse Bank for Bank's reasonable costs and expenses in so doing.

                               REVOLVING CREDIT
                           LOAN & SECURITY AGREEMENT
                            (Accounts & Inventory)

     6.6 Borrower represents, warrants and covenants with Bank that Borrower will not, without Bank's prior written consent:

          a. Grant a security interest in or permit a lien, claim or encumbrance upon any of the Collateral to any person, association, firm, corporation, entity or governmental agency or instrumentality, other than Permitted Liens;

          b. Permit any levy, attachment or restraint to be made affecting any of Borrower's assets;

          c. Permit any Judicial Officer or Assignee to be appointed or to take possession of any or all of Borrower's assets;

          d. Change its name or corporate identity or add any new fictitious names, without providing Bank at least ten (10) days prior written notice, or liquidate, merge or consolidate with or into any other business organization;

          e. Move or relocate any Collateral outside the ordinary course of business without providing Bank with prior written notice thereof;

          f. Prior to Borrower's initial public offering, acquire any other business organization in any transactions involving aggregate cash consideration in excess of Five Million Dollars ($5,000,000) and, after Borrower's initial public offering, any transactions involving aggregate cash consideration in excess of Fifteen Million Dollars ($15,000,000); provided that Borrower may acquire any other business organization in any transactions involving stock consideration where such transaction does not result in a material reduction of Borrower's tangible net worth, provided an Event of Default does not exist before or after giving effect to such transaction.

          g. Make any change in Borrower's financial structure or in any of its business objectives, purposes or operations which would materially adversely affect the ability of Borrower to repay Borrower's Obligations;

          h. Incur any debts outside the ordinary course of Borrower's business except (i) renewals or extensions of existing debts and interest thereon (ii) debts consisting of capital leases or entered into for the purpose of financing equipment, real property (including improvements thereon) and other property, (iii) indebtedness subordinated to the obligations of Borrower to Bank on customary terms and conditions, and (iv) other indebtedness not to exceed One Million Dollars ($1,000,000);

          i. Make any advance or loan except in the ordinary course of Borrower's business as currently conducted;

          j. Guarantee or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds to any other Person

                               REVOLVING CREDIT
                           LOAN & SECURITY AGREEMENT
                            (Accounts & Inventory)

through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other Person, or otherwise, except for the endorsement of negotiable instruments by the Borrower in the ordinary course of business for deposit or collection,

          k. (a) Sell, lease, transfer or otherwise dispose of properties and assets having an aggregate book value of more than Five Hundred Thousand Dollars ($500,000), provided that Borrower may not dispose of its accounts (whether in one transaction or in a series of transactions) except as to the sale of inventory in the ordinary course of business; (b) consolidate with or merge into any other corporation, permit another corporation to merge into it, acquire all or substantially all the properties or assets of any other Person; or (c) enter into any sale-leaseback transaction;

          l. Purchase or hold beneficially any stock or other securities of, or make any investment or acquire any interest whatsoever in, any other Person, except for the common stock of the Subsidiaries owned by the Borrower on the date of this Agreement and except for certificates of deposit with maturities of one year or less of United States commercial banks with capital, surplus and undivided profits in excess of $100,000,000 and direct obligations of the United States Government maturing within one year from the date of acquisition thereof and other short term investments consistent with the investment policy; provided that nothing in this Section 6.6(o) shall be construed to preclude (i) Borrower's acquiring or holding shares of its consolidated subsidiaries or making investments therein, and (ii) Borrower's acquiring or holding interests in joint ventures or making investments therein; or

          m. Allow any fact, condition or event to occur or exist with respect to any employee pension or profit sharing plans established or maintained by it which might constitute grounds for termination of any such plan or for the court appointment of a trustee to administer any such plan.

     6.7 Borrower's sole place of business or chief executive office or residence is located at the address indicated above and Borrower covenants and agrees that it will not, during the term of this Agreement, without prior written notification to Bank, relocate said sole place of business or chief executive office or residence.

     6.8 If Borrower is a corporation, Borrower represents, warrants and covenants as follows:

          a. Borrower will not make any distribution or declare or pay any dividend (in stock or in cash) to any shareholder or on any of its capital stock, of any class, whether now or hereafter outstanding, or purchase, acquire, repurchase, redeem or retire any such capital stock other than (i) repurchases of equity security owned by any employee, consultant, officer or director upon termination of their relationship with Borrower (as long as an Event of Default is not continuing or would not exist after giving effect to such repurchase), and (ii)

                               REVOLVING CREDIT
                           LOAN & SECURITY AGREEMENT
                            (Accounts & Inventory)

repurchases of equity securities with the proceeds of the sale of other equity securities or Subordinated Debt;

          b. Borrower is and shall at all times hereafter be a corporation duly organized and existing in good standing under the laws of the state of its incorporation and qualified and licensed to do business in California or any other state in which it conducts its business unless the failure to do so would not reasonably be expected to have a Material Adverse Effect;

          c. Borrower has the right and power and is duly authorized to enter into this Agreement; and

          d. The execution by Borrower of this Agreement shall not constitute a breach of any provision contained in Borrower's articles of incorporation or by-laws.

     6.9 The execution of and performance by Borrower of all of the terms and provisions contained in this Agreement shall not result in a breach of or constitute an event of default under any agreement to which Borrower is now or hereafter becomes a party.

     6.10 Borrower shall promptly notify Bank in writing of its acquisition by purchase, lease or otherwise of any after acquired property of the type included in the Collateral, with the exception of purchase of Inventory in the ordinary course of business.

     6.11 All assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against, Borrower or any of its property have been paid, and shall hereafter be paid in full, before delinquency. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof. Borrower will make timely payment or deposit of all F.I.C.A. payments and withholding taxes required of it by applicable laws, and will upon request furnish Bank with proof satisfactory to it that Borrower has made such payments or deposit. If Borrower fails to pay any such assessment, tax, contribution, or make such deposit, or furnish the required proof, Bank may, in its sole and absolute discretion, and without notice to Borrower, (i) make payment of the same or any part thereof; or (ii) set up such reserves in Borrower's account as Bank deems necessary to satisfy the liability therefor, or both. Bank may conclusively rely on the usual statements of the amount owing or other official statements issued by the appropriate governmental agency. Each amount so paid or deposited by Banks shall constitute a Bank Expense and an additional advance to Borrower.

     6.12 There are no actions or proceedings pending by or against Borrower or any guarantor of Borrower before any court or administrative agency and Borrower has no knowledge of any pending, threatened or imminent litigation, governmental investigations or claims, complaints, actions or prosecutions involving Borrower or any guarantor of Borrower, except as heretofore specifically disclosed in writing to Bank. If any of the foregoing arise during the term of the Agreement, Borrower shall immediately notify Bank in writing.

                               REVOLVING CREDIT
                           LOAN & SECURITY AGREEMENT
                            (Accounts & Inventory)

     6.13 a.   Borrower, at its expense, shall keep and maintain its assets insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners who use such properties in similar businesses for the full insurable value thereof; provided that the foregoing shall not preclude Borrower from having reasonable deductibles on any such policies. Borrower shall also keep and maintain public liability and property damage insurance relating to Borrower's ownership and use of the Collateral and its other assets. All such policies of insurance shall be in such form, with such companies, in such amounts and upon terms and conditions standard to Borrower's industry. Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor at Bank's request. All such policies of insurance (except those of public liability and property damage) shall contain an endorsement in a form satisfactory to Bank showing Bank as a loss payee thereof, with a waiver of warranties (Form 438-BFU), and all proceeds payable thereunder shall be payable to Bank (other than on proceeds in respect of property financed by third parties) and, upon receipt by Bank, shall be applied on account of the Obligations owing to Bank. To secure the payment of the Obligations, Borrower grants Bank a security interest in and to all such policies of insurance (except those of public liability and property damage) and the proceeds thereof.

          b. Upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's officers, employees or agents designated by Bank) as Borrower's attorney for the purpose of making, selling and adjusting claims under such policies of insurance, endorsing the name of Borrower or any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. Borrower will not cancel any of such policies without Bank's prior written consent. Each such insurer shall agree by endorsement upon the policy or policies of insurance issued by it to Borrower as required above, or by independent instruments furnished to Bank, that it will give Bank at least ten
(10) days written notice before any such policy or policies of insurance shall be altered or canceled, and that no act or default of Borrower, or any other person, shall affect the right of Bank to recover under such policy or policies of insurance required above or to pay any premium in whole or in part relating thereto. Bank, without waiving or releasing any Obligations or any Event of Default, may, but shall have no obligation to do so, obtain and maintain such policies of insurance and pay such premiums and take any other action with respect to such policies which Bank deems advisable. All sums so disbursed by Bank, as well as reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall constitute Bank Expenses and are payable on demand.

          6.14 All financial statements and information relating to Borrower which have been or may hereafter be delivered by Borrower to Bank are true and correct in au material respects and have been prepared in accordance with GAAP consistently applied and there has been no material adverse change in the financial condition of Borrower since the submission of such financial information to Bank.

          6.15 a. Borrower at all times hereafter shall maintain a standard and Modern system of accounting in accordance with GAAP consistently applied with ledger and account

                               REVOLVING CREDIT
                           LOAN & SECURITY AGREEMENT
                            (Accounts & Inventory)

cards and/or computer tapes and computer disks, computer printouts and computer records pertaining to the Collateral which contain information as may from time to time be requested by Bank; permit Bank and any of its employees, officers or agents, upon demand, during Borrower's usual business hours, or the usual business hour of third persons having control thereof, to have access to and examine all of the Borrower's Books relating to the Collateral, Borrower's Obligations to Bank, Borrower's financial condition and the results of Borrower's operations and in connection therewith, permit Bank or any of its agents, employees or officers to copy and make extracts therefrom.

          b. Borrower shall deliver to Bank within thirty (30) days after the end of each month, a company prepared balance sheet and profit and loss statement covering Borrower's operations and deliver to Bank within one hundred twenty (120) days after the end of each of Borrower's fiscal year an audited CPA statement of the financial condition of the Borrower for each such fiscal year, including but not limited to, a balance sheet and profit and loss statement and any other report requested by Bank relating to the Collateral and the financial condition of Borrower, and a certificate signed by an authorized employee of Borrower to the effect that all reports, statements, computer disk or tape files, computer printouts, computer runs, or other computer prepared information of any kind or nature relating to the foregoing or documents delivered or caused to be delivered to Bank under this subparagraph are complete, correct and thoroughly present the financial condition of Borrower and that there exists on the date of delivery to Bank no condition or event which constitutes a breach or Event of Default under this Agreement.

          c. In addition to the financial statements requested above, the Borrower agrees to provide Bank with the following schedules:

       X       Accounts Receivable and Accounts Payable Agings within 15 days of
       -
the last day of each month.

     6.16 Borrower shall maintain the following financial ratios and covenants on a consolidated and non-consolidated basis:

          a. Tangible Effective Net Worth in an amount not less than Six Million Dollars ($6,000,000) to increase by seventy-five percent (75%) of quarterly net profit after tax plus fifty percent (50%) of new equity raised excluding the sale of the Company's Series E Preferred Stock on or before December 31, 1997.

          b. A quick ratio of cash plus securities plus Receivables to Current Liabilities not less than 1.15 to 1.00 to increase to 1.25 to 1.00 upon completion of new equity. Quick Ratio to include outstandings.

          c. Borrower shall not without Bank's prior written consent acquire or expend for or commit itself to acquire or expend for fixed assets by lease, purchase or otherwise in an aggregate amount that exceeds Seven Million and no/100 Dollars ($7,000,000) in any fiscal year; and

                               REVOLVING CREDIT
                           LOAN & SECURITY AGREEMENT
                            (Accounts & Inventory)

          d.   Semi-annual A/R audits.

     All financial covenants shall be computed in accordance with GAAP consistently applied except as otherwise specifically set forth in this Agreement. All monies due from affiliates (including officers, directors and shareholders) shall be excluded from Borrower's assets for all purposes hereunder.

     6.17 Borrower shall promptly supply Bank (and cause any guarantor to supply Bank) with such other information (including tax returns) concerning its financial affairs (or that of any guarantor) as Bank may request from time to time hereafter, and shall promptly notify Bank of any material adverse change in Borrower's financial condition and of any condition or event which constitutes an Event of Default under this Agreement.

     6.18 Borrower is now and shall be at all times hereafter solvent and able to pay its debts (including trade debts) as they mature.

     6.19 Borrower shall immediately and without demand reimburse Bank for all Bank Expenses; Borrower authorizes and approves all advances and payments by Bank for items described in this Agreement as Bank Expenses.

     6.20 Each warranty, representation and agreement contained in this Agreement shall be automatically deemed repeated with each advance and shall be conclusively presumed to have been relied on by Bank regardless of any investigation made or information possessed by Bank. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Borrower shall give, or cause to be given, to Bank either now or hereafter.

     6.21 Borrower shall keep all of its principal bank accounts with Bank and shall notify the Bank immediately in writing of the existence of any other bank account, deposit account or any other account into which money can be deposited.

     6.22 Borrower shall furnish to the Bank: (a) as soon as possible, but in no event later than thirty (30) days after Borrower knows or has reason to know that any reportable event with respect to any deferred compensation plan has occurred, a statement of chief financial officer of Borrower setting forth the details concerning such reportable event and the action which Borrower proposes to take with respect thereto, together with a copy of the notice of such reportable event given to the Pension Benefit Guaranty Corporation, if a copy of such notice is available to Borrower; (b) promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual report with respect to each deferred compensation plan; (c) promptly after receipt thereof, a copy of any notice Borrower may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any deferred compensation plan; provided, however, this subparagraph shall not apply to notice of general application issued by the Pension Benefit Guaranty Corporation or the Internal Revenue Service; and (d) when the same is made available to participants in the deferred compensation plan, all notices and

                               REVOLVING CREDIT
                           LOAN & SECURITY AGREEMENT
                            (Accounts & Inventory)

other forms of in-formation from time to time disseminated to the participants by the administrator of the deferred compensation plan.

     6.23 Borrower is now and shall at all times hereafter remain in compliance with all federal, state and municipal laws, regulations and ordinances relating to the handling, treatment and disposal of toxic substances, wastes and hazardous material and shall maintain all necessary authorizations and permits.

7.   EVENTS OF DEFAULT.
     -----------------

     Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

          a. If Borrower fails or neglects to perform, keep or observe any term, provision, condition, covenant, agreement, warranty or representation contained in this Agreement, or any other present or future agreement between Borrower and Bank, provided that, as to any default under this Section 7.a that can be cured, Borrower shall have a right to cure such default within ten (10) days after the occurrence thereof;

          b. If any representation, report or certificate made or delivered by Borrower to Bank is not true and correct in any material respect;

          c. If Borrower fails to pay when due and payable, or declared due and payable, any principal or interest; or fails to pay all or any portion of the Borrower's obligations other than principal or interest within twenty (20) days of the due date of such obligations;

          d. If there is a material impairment of the prospect of repayment of all or any portion of Borrower's Obligations or a material impairment of the value or priority of Bank's security interest in the Collateral;

          e. If all or any of Borrower's assets are attached, seized, subject to a writ or distress warrant, or are levied upon, or come into the possession of any Judicial Officer or Assignee and the same are not released, discharged or bonded against within thirty (30) days thereafter;

          f. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days;

          g. If any proceeding is filed or commenced by Borrower for its dissolution or liquidation;

          h. If Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

                               REVOLVING CREDIT
                           LOAN & SECURITY AGREEMENT
                            (Accounts &- Inventory)

          i. If a notice of Lien, levy or assessment is filed of record with respect to any or all of Borrower's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other government agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any or all of the Borrower's assets and the same is not paid on the payment date thereof;

          j. If a judgment or other claim becomes a lien or encumbrance upon any or all of Borrower's assets and the same is not satisfied, dismissed or bonded against within ten (10) days thereafter;

          k. If Borrower permits a default in any material agreement to which Borrower is a party with third parties so as to result in an acceleration of the maturity of Borrower's indebtedness to others, whether under any indenture, agreement or otherwise;

          l. If Borrower makes any payment on account of indebtedness which has been subordinated to Borrower's Obligations to Bank unless permitted by the terms of the subordination arrangement governing such indebtedness;

          m. If any misrepresentation exists now or thereafter in any warranty or representation made by Bank by any officer or director of Borrower, or if any such warranty or representation is withdrawn by any officer or director;

          n. If any guarantor of Borrower's Obligations dies or terminates its subordination or guaranty, becomes insolvent or an Insolvency Proceeding is commenced by or against any such subordinating party or guarantor;

          o.   If Borrower fails to comply with any of the provisions of Section
6.6 or 6.16; or

          p. If any reportable event, which the Bank determines constitutes grounds for the termination of any deferred compensation plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any such plan, shall have occurred and be continuing thirty (30) days after written notice of such determination shall have been given to Borrower by Bank, or any such Plan shall be terminated within the meaning of Title IV of the Employment Retirement Income Security Act ("ERISA"), or a trustee shall be appointed by the appropriate United States District Court to administer any such plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any plan and in case of any event described in this Section 7, the aggregate amount of the Borrower's liability to the Pension Benefit Guaranty Corporation under Sections 4062, 4063 or 4064 of ERISA shall exceed five percent (5) of Borrower's Tangible Effective Net Worth.

          Notwithstanding anything contained in Section 7 to the contrary, Bank shall refrain from exercising its rights and remedies and Event of Default shall thereafter not be deemed to have occurred by reason of the occurrence of any of the events set forth in

                               REVOLVING CREDIT
                           LOAN & SECURITY AGREEMENT
                            (Accounts & Inventory)

Sections 7.e, 7.f or 7.j of this Agreement if, within ten (10) days from the date thereof, the same is released, discharged, dismissed, bonded against or satisfied; provided, however, if the event is the institution of Insolvency Proceedings against Borrower, Bank shall not be obligated to make advances to Borrower during such cure period.

8.   BANK'S RIGHTS AND REMEDIES.
     --------------------------

     8.1 Upon the occurrence and during the continuance of an Event of Default by Borrower under this Agreement, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

          a. Declare Borrower's Obligations, whether evidenced by this Agreement, installment notes, demand notes or otherwise, immediately due and payable to the Bank;

          b. Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, or any other agreement between Borrower and Bank;

          c. Terminate this Agreement as to any future liability or obligation of Bank, but without affecting Bank's rights and security interests in the Collateral, and the Obligations of Borrower to Bank;

          d. Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, take and maintain possession of the Collateral and the premises (at no charge to Bank), or any part thereof, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Bank appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith;

          e. Without limiting Bank's rights under any security interest, Bank is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secret, trade names, trademarks and advertising matter, or any property of a similar nature as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreement shall inure to Bank's benefit, and Bank shall have the right and power to enter into sublicense agreements with respect to all such rights with third parties on terms acceptable to Bank;

          f. Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sales and sell (in the manner provided for herein) the Inventory;

          g. Sell or dispose the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at

                               REVOLVING CREDIT
                           LOAN & SECURITY AGREEMENT
                            (Accounts & Inventory)

such places (including Borrower's premises) as is commercially reasonable in the opinion of Bank. It is not necessary that the Collateral be present at any such sale;

          h. Bank shall give notice of the disposition of the Collateral as follows:

               (1) Bank shall give the Borrower and each holder of a security interest in the Collateral who has filed with Bank a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or the disposition is to be made;

               (2) The notice shall be personally delivered or mailed, postage prepaid, to Borrower's address appearing in this Agreement, at least five (5) calendar days before the date fixed for the sale, or at least five (5) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Bank;

               (3) If the sale is to be a public sale, Bank shall also give notice of the time and place by publishing a notice one time at least five (5) calendar days before the date of this sale in a newspaper of general circulation in the county in which the sale is to be held; and

               (4)  Bank may credit bid and purchase at any public sale.

          i. Borrower shall pay all Bank Expenses incurred in connection with Bank's enforcement and exercise of any of its rights and remedies as herein provided, whether or not suit is commenced by Bank;

          j. Any deficiency which exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third parties, to Borrower by Bank, or, in Bank's discretion, to any party who Bank believes, in good faith, is entitled to the excess; and

          k. Without constituting a retention of Collateral in satisfaction of an obligation within the meaning of 9505 of the Uniform Commercial Code or an action under California Code of Civil Procedure 726, apply any and all amounts maintained by Borrower as deposit accounts (as that term is defined under 9105 of the Uniform Commercial Code) or other accounts that Borrower maintains with Bank against the Obligations.

     8.2 Bank's rights and remedies under this Agreement and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided by law or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election or acquiescence by Bank.

                               REVOLVING CREDIT
                           LOAN & SECURITY AGREEMENT
                            (Accounts & Inventory)


9.   TAXES AND EXPENSES REGARDING BORROWER'S PROPERTY.
     ------------------------------------------------

If Borrower fails to pay promptly when due to another person or entity, monies which Borrower is required to pay by reason of any provision in this Agreement, Bank may, but need not, pay the same and charge Borrower's account therefor, and Borrower shall promptly reimburse Bank. All such sums shall become additional indebtedness owing to Bank, shall bear interest at the rate hereinabove provided, and shall be secured by all Collateral. Any payments made by Bank shall not constitute (i) an agreement by it to make similar payments in the future; or (ii) a waiver by Bank of any default under this Agreement. Bank need not inquire as to, or contest the validity of, any such expense, tax security interest, encumbrance or lien and the receipt of the usual official notice of the payment thereof shall be conclusive evidence that the same was validly due and owing. Such payments shall constitute Bank Expenses and additional advances to Borrower.

10.  WAIVERS.
     -------

     10.1 Borrower agrees that checks and other instruments received by Bank in payment or on account of Borrower's Obligations constitute only conditional payment until such items are actually paid to Bank and Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Bank on account of Borrower's Obligations and Borrower agrees that Bank shall have the continuing exclusive right to apply and reapply such payments in any manner as Bank may deem advisable, notwithstanding any entry by Bank upon its books.

     10.2 Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

     10.3 Bank shall not in any way or manner be liable or responsible for (a) the safekeeping of the Inventory; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other person whomsoever. All risk of loss, damage or destruction of Inventory shall be borne by Borrower.

     10.4 Borrower waives the right and the right to assert a confidential relationship, if any, it may have with any accountant, accounting firm and/or service bureau or consultant in connection with any information requested by Bank pursuant to or in accordance with this Agreement, and agrees that a Bank may contact directly any such accountants, accounting firm and/or service bureau or consultant in order to obtain such information.

     10.5 BORROWER AND BANK EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY TRANSACTION HEREUNDER, OR CONTEMPLATED HEREUNDER, OR ANY OTHER

                               REVOLVING CREDIT
                           LOAN & SECURITY AGREEMENT
                            (Accounts & Inventory)

CLAIM (INCLUDING TORT OR BREACH OF DUTY CLAIMS) OR DISPUTE HOWSOEVER ARISING BETWEEN BANK AND BORROWER.

     10.6 In the event that Bank elects to waive any rights or remedies hereunder, or compliance with any of the terms hereof, or delays or fails to pursue or enforce any terms, such waiver, delay or failure to pursue or enforce shall only be effective with respect to that single act and shall not be construed to affect any subsequent transactions or Bank's right to later pursue such rights and remedies.

11.  ONE CONTINUING LOAN TRANSACTION.
     -------------------------------

     All loans and advances heretofore, now or at any time or times hereafter made by Bank to Borrower under this Agreement or any other agreement between Bank and Borrower, shall constitute one loan secured by Bank's security interests in the Collateral and by all other security interests, liens, encumbrances heretofore, now or from time to time hereafter granted by Borrower to Bank.

     Notwithstanding the above, (i) to the extent that any portion of the Obligations are a consumer loan, that portion shall not be secured by any deed or trust or mortgage on or other security interest in the Borrower's principal dwelling which is not a purchase money security interest as to that portion, unless expressly provided to the contrary in another place, or (ii) if the Borrower (or any of them) has (have) given or give(s) Bank a deed of trust or mortgage covering real property, that deed of trust or mortgage shall not secure the loan and any other Obligation of the Borrower (or any of them), unless expressly provided to the contrary in another place.

12.  NOTICES.
     -------

     Unless otherwise provided in this Agreement, all notices or demands by either party on the other relating to this Agreement shall be in writing and sent by regular United States mail, postage prepaid, properly addressed to Borrower or to Bank at the addresses stated in this Agreement, or to such other addresses as Borrower or Bank may from time to time specify to the other in writing. Requests to Borrower by Bank hereunder may be made orally.

13.  AUTHORIZATION TO DISBURSE.
     -------------------------

     Bank is hereby authorized to make loans and advances hereunder upon telephonic or other instructions received from anyone purporting to be an officer, employee, or representative of Borrower, or at the discretion of Bank if said loans and advances are necessary to meet any Obligations of Borrower to Bank. Bank shall have no duty to make inquiry or verify the authority of any such party, and Borrower shall hold the Bank harmless from any damage, claims or Liability by reason of Bank's honor of, or failure to honor, any such instructions.

                               REVOLVING CREDIT
                           LOAN & SECURITY AGREEMENT
                            (Accounts & Inventory)


14.  DESTRUCTION OF BORROWER'S DOCUMENTS
     -----------------------------------

     Any documents, schedules, invoices or other papers delivered to Bank, may be destroyed or otherwise disposed of by Bank six (6) months after they are delivered to or received by Bank, unless Borrower requests, in writing, the return of the said documents, schedules, invoices or other papers and makes arrangements, at Borrower's expense, for their return.

15.  CHOICE OF LAW.
     -------------

     The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder and concerning the Collateral, shall be determined according to the laws of the State of California. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state and federal courts in the Northern District of California or County of Santa Clara.

16.  GENERAL PROVISIONS.
     ------------------

     16.1 This Agreement shall be binding and deemed effective when executed by the Borrower and accepted and executed by Bank at its Headquarter Office.

     16.2 This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties, provided, however, that Borrower may not assign this Agreement or any rights hereunder without Bank's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Bank shall release Borrower or any guarantor from their Obligations to Bank. Bank may assign this Agreement and its rights and duties hereunder. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in Bank's rights and benefits hereunder. In connection therewith, Bank may disclose all documents and information which Bank now or hereafter may have relating to Borrower or Borrower's business.

     16.3 Paragraph headings and paragraph numbers have been set forth herein for convenience only; unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Agreement.

     16.4 Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Bank or Borrower, whether under any rule of construction or otherwise; on the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto. When permitted by the context, the singular includes the plural and vice versa.

     16.5 Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                               REVOLVING CREDIT
                           LOAN & SECURITY AGREEMENT
                            (Accounts & Inventory)

     16.6 This Agreement cannot be changed or terminated orally. Except as to currently existing Obligations owing by Borrower to Bank, all prior agreements, understandings, representations, warranties, and negotiations, if any, with respect to the subject matter hereof, are merged into this Agreement.

     16.7 The parties intend and agree that their respective rights, duties, powers, liabilities, obligations and discretions shall be performed, carried out, discharged and exercised reasonably and in good faith.

     IN WITNESS WHEREOF, the parties hereto have caused this Revolving Credit Loan & Security Agreement (Accounts and Inventory) to be executed as of the date first hereinabove written.


ATTEST:                                  BORROWER:


___________________________________      By:_________________________________
Title                                         Signature of


Accepted and effective as of ______      Title:______________________________
at Bank's Headquarters Office

                                         By:_________________________________
                                              Signature of


                                         Title:_______________________________



                                         BANK:


                                         By:_________________________________
                                              Signature of


                                         Title:_______________________________



                                         By:_________________________________
                                              Signature of


                                         Title:_______________________________

                               REVOLVING CREDIT
                           LOAN & SECURITY AGREEMENT
                            (Accounts & Inventory)


     IN WITNESS WHEREOF, the parties hereto have caused this Revolving Credit Loan & Security Agreement (Accounts and Inventory) to be executed as of the date fast hereinabove written.


ATTEST:                                  BORROWER:


___________________________________      By: /s/ Philip J. Koen
Title                                         Signature of


Accepted and effective as of ______      Title: Senior VP & CEO
at Bank's Headquarters Office

                                         By:_________________________________
                                              Signature of


                                         Title:_______________________________



                                         BANK:


                                         By:_________________________________
                                              Signature of


                                         Title:_______________________________



                                         By:_________________________________
                                              Signature of


                                         Title:_______________________________